NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 340-8875
dkline@sempra.com
www.sempra.com

Financial Contacts:	Scott Tomayko/Victor Vilaplana
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS HIGHER

FIRST-QUARTER 2011 EARNINGS

•

Earnings Per Share Rise 34 Percent, Excluding 2010 Litigation Charge

•

Sempra Generation Receives Approval on 20-Year Contract for Arizona Solar Plant

SAN DIEGO, May 9, 2011 – Sempra Energy (NYSE: SRE) today reported first-quarter 2011 earnings of $258 million, or $1.07 per diluted share, up from 2010 earnings of $106 million, or $0.42 per diluted share.

First-quarter 2010 earnings included an after-tax charge of $96 million, or $0.38 per diluted share, related to a litigation settlement.  Excluding the 2010 litigation charge, Sempra Energy’s first-quarter 2011 earnings per share increased approximately 34 percent from last year.

 “After refocusing our strategy on regulated utilities and contracted energy infrastructure, we are pleased that first-quarter results were strong across all of our business segments,” said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy.

SUBSIDIARY OPERATING RESULTS

San Diego Gas & Electric

First-quarter earnings for San Diego Gas & Electric (SDG&E) increased to $89 million in 2011 from $83 million in 2010.

SDG&E has signed six renewable energy contracts this year, boosting its renewable portfolio capacity by more than 700 megawatts (MW), and increasing its total amount of renewable resources under contract to more than 29 percent of forecasted retail sales by 2015.   The contracts are subject to regulatory approval.

Southern California Gas Co.

Earnings for Southern California Gas Co. (SoCalGas) in the first quarter 2011 were $68 million, compared with $65 million in last year’s first quarter.

Sempra Generation

Sempra Generation’s first-quarter earnings were $44 million in 2011, compared with a loss of $51 million in 2010.  First-quarter 2010 results included an $84 million after-tax charge related to a litigation settlement.  The improvement in the first quarter 2011 was due to lower operating and maintenance costs.

Last month, Sempra Generation entered into a 20-year contract to sell SDG&E wind power from the 156-MW first phase of the Energía Sierra Juárez wind project under development in Baja California, Mexico.  The contract is subject to regulatory approval.

Also in April, the California Public Utilities Commission approved Pacific Gas & Electric’s 20-year power-purchase agreement with Sempra Generation for solar power from the first 150-MW phase of Sempra Generation’s Mesquite Solar project in Arizona.

Sempra Pipelines & Storage

Earnings for Sempra Pipelines & Storage in the first quarter 2011 rose to $54 million from $38 million in the first quarter 2010, due primarily to additional earnings from the Mexican pipeline assets acquired in April 2010 and higher operating results from its utilities in Chile and Peru.

Last month, Sempra Pipelines & Storage completed the acquisition of controlling ownership in Chilquinta Energía and Luz del Sur, two South American utilities that Sempra Pipelines & Storage previously co-owned with a partner.  The purchase price was $875 million.  Sempra Pipelines & Storage now owns 100 percent of Chilquinta Energía and 76 percent of Luz del Sur, with the remaining shares of Luz del Sur held by institutional investors and the general public.

Sempra LNG

Sempra LNG earned $33 million in the first quarter 2011, compared with $32 million in the first quarter 2010.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with senior management of the company.  Access is available by logging onto the website at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 3265782.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2010 revenues of $9 billion.  The Sempra Energy companies’ nearly 16,000 employees serve about 26 million consumers worldwide.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” ”will,” “would,” ”could,” “should,” “potential,” “target,” “depends,” or similar expressions, or discussions of strategies, plans or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries where the company does business; capital market conditions and inflation, interest and exchange rates; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission.  These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

Sempra Pipelines & Storage, Sempra Generation, Sempra LNG and Sempra Energy Trading are not the same companies as the utility, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra Pipelines & Storage, Sempra Generation, Sempra LNG and RBS Sempra Commodities dba Sempra Energy Solutions and Sempra Energy Trading are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2011	2010
	(unaudited)
REVENUES
Sempra Utilities	$ 1,881	$ 1,912
Sempra Global and parent	553	622
Total revenues	2,434	2,534
EXPENSES AND OTHER INCOME
Sempra Utilities:
Cost of natural gas	(609)	(758)
Cost of electric fuel and purchased power	(171)	(148)
Sempra Global and parent:
Cost of natural gas, electric fuel and purchased power	(263)	(338)
Other cost of sales	(23)	(25)
Litigation expense	(7)	(168)
Other operation and maintenance	(632)	(576)
Depreciation and amortization	(231)	(210)
Franchise fees and other taxes	(95)	(90)
Equity earnings, before income tax	1	15
Other income, net	43	8
Interest income	3	4
Interest expense	(108)	(109)
Income before income taxes and equity earnings of certain unconsolidated subsidiaries	342	139
Income tax expense	(109)	(58)
Equity earnings, net of income tax	31	19
Net income	264	100
(Earnings) losses attributable to noncontrolling interests	(4)	8
Preferred dividends of subsidiaries	(2)	(2)
Earnings	$ 258	$ 106

Basic earnings per common share	$ 1.07	$ 0.43
Weighted-average number of shares outstanding, basic (thousands)	240,128	246,083

Diluted earnings per common share	$ 1.07	$ 0.42
Weighted-average number of shares outstanding, diluted (thousands)	241,903	250,373
Dividends declared per share of common stock	$ 0.48	$ 0.39

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars in millions)	2011	2010(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 1,219	$ 912
Restricted cash	318	131
Accounts receivable	1,058	1,032
Due from unconsolidated affiliates	17	34
Income taxes receivable	261	248
Deferred income taxes	36	75
Inventories	176	258
Regulatory assets	73	90
Fixed-price contracts and other derivatives	97	81
Settlement receivable related to wildfire litigation	-	300
Other	171	192
Total current assets	3,426	3,353

Investments and other assets:
Restricted cash	-	27
Regulatory assets arising from pension and other postretirement benefit obligations	885	869
Regulatory assets arising from wildfire litigation costs	348	364
Other regulatory assets	932	934
Nuclear decommissioning trusts	796	769
Investment in RBS Sempra Commodities LLP	779	787
Other investments	2,163	2,164
Goodwill and other intangible assets	537	540
Sundry	630	600
Total investments and other assets	7,070	7,054
Property, plant and equipment, net	20,200	19,876
Total assets	$ 30,696	$ 30,283

Liabilities and Equity
Current liabilities:
Short-term debt	$ 566	$ 158
Accounts payable	709	864
Due to unconsolidated affiliates	37	36
Dividends and interest payable	251	188
Accrued compensation and benefits	211	311
Regulatory balancing accounts, net	379	241
Current portion of long-term debt	89	349
Fixed-price contracts and other derivatives	91	106
Customer deposits	131	129
Reserve for wildfire litigation	489	639
Other	701	765
Total current liabilities	3,654	3,786
Long-term debt	9,174	8,980

Deferred credits and other liabilities:
Customer advances for construction	132	154
Pension and other postretirement benefit obligations, net of plan assets	1,114	1,105
Deferred income taxes	1,633	1,561
Deferred investment tax credits	49	50
Regulatory liabilities arising from removal obligations	2,671	2,630
Asset retirement obligations	1,469	1,449
Other regulatory liabilities	130	138
Fixed-price contracts and other derivatives	285	290
Deferred credits and other	903	823
Total deferred credits and other liabilities	8,386	8,200
Contingently redeemable preferred stock of subsidiary	79	79
Equity:
Total Sempra Energy shareholders' equity	9,186	9,027
Preferred stock of subsidiaries	100	100
Other noncontrolling interests	117	111
Total equity	9,403	9,238
Total liabilities and equity	$ 30,696	$ 30,283

(1)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(Dollars in millions)	2011	2010
	(unaudited)
Cash Flows from Operating Activities:
Net income	$ 264	$ 100
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	231	210
Deferred income taxes and investment tax credits	88	61
Equity earnings	(32)	(34)
Fixed-price contracts and other derivatives	(9)	-
Other	(13)	7
Net change in other working capital components	286	534
Changes in other assets	(5)	18
Changes in other liabilities	(5)	(8)
Net cash provided by operating activities	805	888

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(607)	(446)
Expenditures for investments	(4)	(74)
Distributions from investments	21	24
Purchases of nuclear decommissioning and other trust assets	(45)	(44)
Proceeds from sales by nuclear decommissioning and other trusts	46	46
Decrease in restricted cash	160	14
Increase in restricted cash	(320)	(23)
Other	(7)	7
Net cash used in investing activities	(756)	(496)

Cash Flows from Financing Activities:
Common dividends paid	(94)	(86)
Preferred dividends paid by subsidiaries	(2)	(2)
Issuances of common stock	15	14
Repurchases of common stock	(18)	(2)
Issuances of debt (maturities greater than 90 days)	803	12
Payments on debt (maturities greater than 90 days)	(260)	(507)
(Decrease) increase in short-term debt, net	(192)	294
Other	6	(3)
Net cash provided by (used in) financing activities	258	(280)

Increase in cash and cash equivalents	307	112
Cash and cash equivalents, January 1	912	110
Cash and cash equivalents, March 31	$ 1,219	$ 222

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended March 31,
(Dollars in millions)	2011	2010
	(unaudited)
Earnings (Losses)
San Diego Gas & Electric	$ 89	$ 83
Southern California Gas	68	65
Sempra Generation	44	(51)
Sempra Pipelines & Storage	54	38
Sempra LNG	33	32
Parent & Other	(30)	(61)
Earnings	$ 258	$ 106

	Three months ended March 31,
(Dollars in millions)	2011	2010
	(unaudited)
Capital Expenditures and Investments
San Diego Gas & Electric	$ 348	$ 290
Southern California Gas	168	114
Sempra Generation	52	4
Sempra Pipelines & Storage	40	110
Sempra LNG	3	2
Consolidated Capital Expenditures and Investments	$ 611	$ 520

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended March 31,
SEMPRA UTILITIES	2011	2010
Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$838	$741
SoCalGas (excludes intercompany sales)	$1,043	$1,171

Gas Sales (bcf)	138	132
Transportation (bcf)	123	117
Total Deliveries (bcf)	261	249
Total Gas Customers (Thousands)	6,639	6,614

Electric Sales (Millions of kWhs)	4,145	4,055
Direct Access (Millions of kWhs)	786	720
Total Deliveries (Millions of kWhs)	4,931	4,775
Total Electric Customers (Thousands)	1,388	1,380

SEMPRA GENERATION
Power Sold (Millions of kWhs)	4,123	4,952

SEMPRA PIPELINES & STORAGE

(Represents 100% of the distribution operations of these subsidiaries, although subsidiaries in Argentina, Chile and Peru are not 100% owned by Sempra Energy. These subsidiaries are not consolidated within Sempra Energy and the related investments are accounted for under the equity method).

Natural Gas Sales (bcf)
Argentina	70	64
Mexico	6	6
Mobile Gas	10	10
Natural Gas Customers (Thousands)
Argentina	1,766	1,717
Mexico	89	91
Mobile Gas	92	92
Electric Sales (Millions of kWhs)
Peru	1,594	1,479
Chile	680	600
Electric Customers (Thousands)
Peru	899	870
Chile	598	582